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                                                                    EXHIBIT 23.1





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-41961, No. 333-33576, No. 333-56950, No. 333-65748, No. 333-81880, No.
333-90156, No. 333-107637 and No. 333-118095 on Form S-8 of our reports dated
March 10, 2005, relating to the financial statements and financial statement schedules of AmSurg Corp., and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of AmSurg Corp. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Nashville, Tennessee
March 10, 2005